    As filed with the Securities and Exchange Commission on March 4, 1997.
                                                      Registration No. 333-07983
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                            -----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                             SIEBEL SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                                         94-3187233
State of Incorporation                    I.R.S. Employer Identification No.

                            -----------------------

                            1885 South Grant Street
                              San Mateo, CA 94402
                                (415) 295-5000
         (Address and telephone number of principal executive offices)

                            -----------------------

                          1996 Equity Incentive Plan
                         Employee Stock Purchase Plan
                           (Full title of the plans)

                               Thomas M. Siebel
                Chairman, Chief Executive Officer and President

                            1885 South Grant Street
                              San Mateo, CA 94402
                                (415) 295-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                  Copies to:
                             Eric C. Jensen, Esq.
                              Cooley Godward LLP
                    3000 Sand Hill Road, Bldg. 3, Suite 230
                         Menlo Park, California 94025
                                (415) 843-5000

                            -----------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Siebel Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        (a) The registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") relating to Registration Statement on Form S-1 (No. 333-12061) that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        (c) The description of the Registrant's Common Stock ("Common Stock") which is contained in the Registration Statement Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregistors all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

        Not Applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

        As of March 4, 1997, attorneys affiliated with Cooley Godward Castro Huddleson & Tatum ("Cooley Godward") beneficially owned directly or through an investment partnership an aggregate of 2,286 shares of Common Stock and James C. Gaither, a director of the Company and a partner of Cooley Godward, owned 176,282 shares of Common Stock and has an option to purchase 74,000 shares of Common Stock.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Bylaws provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Registrant has entered into indemnity agreements with each of its directors and executive officers.

        In addition, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of the law, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant, and for improper distribution to stockholders and loans to directors and officers. This provision also does not affect a


                                      1.

director's responsibilities under any other laws, such as federal and state securities laws or state and federal environmental laws.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

                                   EXHIBITS
EXHIBIT
NUMBER

    4.1 Restated Certificate of Incorporation of the Registrant, as amended to date.

 (1)4.2        Bylaws of the Registrant

 (1)4.3        Specimen Stock Certificate

 (1)4.4 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996

 (1)4.5 Amendment Number 2 to the Amended and Restated Investor Rights Agreement dated June 14, 1996

 (2)5.1        Opinion or Cooley Godward LLP

   23.1        Consent of KPMG Peat Marwick LLP, Independent Auditors

(2)23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

(2)24.1        Power of Attorney is contained on the signature pages

   99.1        1996 Equity Incentive Plan, as amended to date

(1)99.2        Form of Nonstatutory Stock Option

(1)99.3        Form of Incentive Stock Option

   99.4        Employee Stock Purchase Plan, as amended to date

--------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended through the date hereof, and incorporated herein by reference.
(2) Previously filed as an exhibit to this Registration Statement on Form S-8 (No. 333-07983).

                                       2.

                                  UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggrogate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 of Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 4, 1997.

                                       SIEBEL SYSTEMS, INC.


                                       By:    /s/ Thomas M. Siebel
                                           --------------------------------
                                              Thomas M. Siebel
                                              Chairman, President
                                              and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                            DATE
   /s/ Thomas M. Siebel           President, Chief Executive       March 4, 1997
------------------------------    Officer and Chairman of the
   (Thomas M. Siebel)             Board (Principal Executive
                                  Officer)


   /s/ Howard H. Graham           Senior Vice President Finance    March 4, 1997
------------------------------    and Administration and Chief
   (Howard H. Graham)             Financial Officer (Principal
                                  Financial and Accounting
                                  Officer)


  */s/ James C. Gaither           Director                         March 4, 1997
------------------------------
   (James C. Gaither)


  */s/ Eric E. Schmidt            Director                         March 4, 1997
------------------------------
   (Eric E. Schmidt)


  */s/ Charles K. Schwab          Director                         March 4, 1997
------------------------------
   (Charles K. Schwab)


  */s/ George T. Shabeen          Director                         March 4, 1997
------------------------------
   (George T. Schbeen)


  */s/ A. Michael Spence          Director                         March 4, 1997
------------------------------
   (A. Michael Spence)



* By: /s/ Thomas M. Siebel
     -------------------------
          Thomas M. Siebel
          Attorney-in-Fact

                                   EXHIBITS
EXHIBIT
NUMBER

4.1 Restated Certificate of Incorporation of the Registrant, as amended to date.

(1)4.2         Bylaws of the Registrant

(1)4.3         Specimen Stock Certificate

(1)4.4 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996

(1)4.5 Amendment Number 2 to the Amended and Restated Investor Rights Agreement dated June 14, 1996

(2)5.1         Opinion or Cooley Godward LLP

23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors

(2)23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

(2)24.1        Power of Attorney is contained on the signature pages

99.1           1996 Equity Incentive Plan, as amended to date

(1)99.2        Form of Nonstatutory Stock Option

(1)99.3        Form of Incentive Stock Option

99.4           Employee Stock Purchase Plan, as amended to date

--------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended through the date hereof, and incorporated herein by reference.
(2) Previously filed as an exhibit to this Registration Statement on Form S-8 (No. 333-07983).


                                      7.